                                                                    Exhibit 10.8


                           PROFESSIONAL SERVICES AGREEMENT


                                       BETWEEN


                                  KMC TELECOM, INC.


                                         AND


                               LUCENT TECHNOLOGIES INC.

                           PROFESSIONAL SERVICES AGREEMENT

                              BETWEEN KMC TELECOM, INC.

                             AND LUCENT TECHNOLOGIES INC.


THIS PROFESSIONAL SERVICES AGREEMENT NUMBER LNS970602JC dated September 4, 1997, is made by and between Lucent Technologies Inc., a Delaware corporation, acting through its Network Systems Group with offices at 283 King George Road, Warren, New Jersey 07059, hereinafter ("Lucent"), and KMC Telecom, Inc., a Delaware corporation with offices at 1545 Route 206, Suite 300, Bedminster, New Jersey 07921, hereinafter ("Customer").

1. TERM AND SCOPE

(a) For an initial period of three (3) years, beginning July 23, 1997 Lucent will provide Professional Services ("Services") in support of service requirements of Customer to its customers in the United States. At the expiration of the initial three (3) year term hereof, this Agreement shall extend automatically for an additional one (1) year term, unless either party has given written notice of its desire to terminate not less than six (6) months prior to the end of the initial term. The parties will meet not less than six
(6) months prior to the end of the extended term to negotiate further extensions of the term.

(b) Services to be provided hereunder are set forth in the Statement of Work, which is attached to and incorporated herein as Appendix A.


2. CHARGES

Charges for Services to be performed under this Agreement are as set forth in Appendix A Section 2.

3. INVOICES AND TERMS OF PAYMENT

Lucent shall invoice Customer monthly for the Services listed in Appendix A. For other services such as Call-Out Service, and Additional Operation Services as defined in Appendix A, Lucent shall invoice for such other services as they are performed or as soon thereafter as practicable. Invoices shall be accompanied by details such as dates of Service, number of hours delivered, rate per hour, employee's name and number. Customer shall pay the invoiced amounts, less any disputed amount, within thirty (30) days from the date of Lucent's invoice. Delinquent payments are subject to a late payment charge at the rate of one and one-half percent (1-1/2 %) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate).

Any disputed amounts which are determined to be valid are due for payment based upon the original invoice date and will be subject to a retroactive late payment charge based on the original invoice date. Customer shall notify Lucent of any disputed invoice within thirty (30)

                                Lucent/KMC Proprietary
days from the date of the invoice. In the event the parties are unable to resolve a payment dispute within thirty (30) days, either party may submit the dispute to resolution pursuant to the clause DISPUTES RESOLUTION. Customer shall not be subject to a late payment charge for good faith disputed invoice.

4. TAXES

Customer shall be liable for and shall reimburse Lucent for all taxes and related charges however designated (excluding taxes on Lucent's net income) imposed upon or arising from the provision of Services, or the transfer, sale, license, or use of material, provided by Lucent. Taxes reimbursable under this paragraph shall be separately listed on the invoice. Lucent shall not collect the otherwise applicable tax if a valid tax exemption certificate is furnished by Customer to Lucent. Lucent will be responsible for payment of Lucent employees' taxes (i.e. FICA, state or federal income tax and all other related labor taxes).

5. INDEPENDENT CONTRACTOR

All work performed by one party under this Agreement shall be performed as an independent contractor and not as an agent of the other, and no person furnished by the performing party shall be considered the employee or agent of the other. The performing party shall be responsible for, and shall ensure that its employees comply with all applicable laws, rules, and regulations while performing work under this Agreement, or while present on the other party's premises.

6.  PERSONNEL & SUBCONTRACTORS

Lucent reserves the right to assign, reassign and substitute its personnel with personnel having comparable qualifications at any time during the term of this Agreement, provided that no such action shall result in an interruption of Service

Lucent represents that it and its subcontractors performing Services are and will continue to be experienced and qualified to perform the Services and all of their respective obligations under this Agreement.

Customer shall have the right to interview and approve or reject the assignment by Lucent of any subcontractors to positions of on-site work, provided that Customer may not exercise its right to reject any subcontractors on grounds unrelated to job performance or in a manner that obligates Lucent to commit an unlawful act. If Customer does not exercise its right to interview and approve or reject any assignment of a subcontractor within fifteen (15) days of submittal of a resume by Lucent to Customer, then Customer agrees to the assignment of such subcontractor. At Customer's request, Lucent shall provide Customer with the resume of a subcontractor whom Lucent intends to designate to perform on-site work. Customer shall treat the resume and interview information as "Lucent Confidential Information". Customer agrees not to make an offer of employment to any subcontractor rejected by Customer.

Customer may notify Lucent when it finds any Lucent on-site subcontractor unacceptable to provide Services at a Customer site for any lawful reason, including Customer's reasonable determination that subcontractor is not qualified to perform the work to which subcontractor is assigned. Upon receipt of such notice Lucent shall, within ten (10) business days, or earlier if

                                Lucent/KMC Proprietary

Customer specifically so requests, review the matter with Customer and take appropriate action as necessary. Lucent shall have a reasonable time to replace any such subcontractor.

During the term of this Agreement and for a period of one (1) year from the termination of this Agreement or a (Statement of Work), the parties agree not to employ, make an offer of employment to, or enter into a consulting relationship with any employee, or full time consultant of the other party who is directly involved with the delivery of Services under this Agreement, except upon the prior written consent of the affected party, provided that the foregoing prohibition shall not be construed to apply to a former employee of the other party who has not been employed by such other party for at least one year (6 months in the case of lay-off).

Lucent reserves the right to subcontract any or all of the Services to qualified and experienced third-parties and use independent consultants provided that the use of subcontractors and/or consultants will not cause any interruption of Services to Customer. Services supplied by such third parties shall be subject to the terms and conditions of this Agreement as if supplied directly by Lucent and Lucent shall be responsible for the Services performed. Any such subcontracting shall not relieve Lucent from its liability (if any) or obligation under this Agreement and Lucent shall be responsible for the acts, defaults and neglects of any subcontractor, its agents, servants, or workers as fully as if they were the acts, defaults or neglects of Lucent, its agents, servants or workers. Lucent shall require that its subcontractors comply with the provisions of this Agreement, insofar as they apply to the subcontracted work. Should any subcontractor fail to perform in a satisfactory manner the work undertaken by it, Lucent shall investigate and take any appropriate action. Nothing contained in this Agreement shall create any contractual relationship between any subcontractor of Lucent and Customer and no subcontractor is intended to be or shall be deemed a third party beneficiary of this Agreement.

Customer's site representative shall exercise no supervision over any personnel furnished by Lucent or any subcontractor, but Customer's site representative shall be available to Lucent for consultation and advice, as shall Lucent be available to Customer regarding any problems with personnel furnished by Lucent.


Lucent will assign a team leader at it's Network Operations Center ("NOC") to coordinate NOC Services with KMC.

7. FORCE MAJEURE

a) General

Neither party shall be held responsible for delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strikes, embargo, government requirement, civil or military authority, act of God, inability to secure material or transportation facilities, act or omission of carriers or other causes beyond Lucent's or Customer's control, provided, however, that in the event of delay or failure in performance, the party first learning of such delay or failure shall inform the other immediately, and if such delay or failure persists for a period of sixty
(60) days, either party may terminate this Agreement upon ten (10) days written notice without liability for such termination except for payment of Services provided and accepted up to the date of termination. Each party shall, with


                                Lucent/KMC Proprietary
the cooperation of the other, exercise all reasonable efforts to mitigate the extent of a delay or failure resulting from a Force Majeure condition.

b)  NOC Recovery Plan

Lucent shall provide a recovery plan detailing Lucent's response if a Force Majeure condition occurs at its NOC. Such recovery plan will be provided within ninety (90) days of the effective date of this Agreement and incorporated as an Appendix to this Agreement.

8. USE OF INFORMATION

All technical and business information and all software and related documentation in whatever form recorded (all hereinafter designated "Information") furnished to either party under or in contemplation of this Agreement and designated as proprietary shall remain the property of the furnishing party. Unless the parties otherwise agree in writing, such
Information: (i) shall be treated in confidence by the receiving party and used only, in the case of Customer, for evaluation purposes or to install, operate, and maintain the particular items for which the Information is initially ordered and, in the case of Lucent , used only for the purposes for which furnished,
(ii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Agreement, and (iii) shall, together with any copies thereof, be returned or destroyed when no longer needed, or may, if in the form of software recorded on an erasable storage medium, be erased. The above conditions do not apply to any part of the Information that is known to the receiving party to be free of any obligation to keep in confidence.

9. WARRANTY

Lucent agrees to perform Services in a workmanlike manner and in accordance with good usage and the highest business practices, standards and industry codes prevailing in the telecommunications industries, and in compliance with all applicable Federal, state and local laws, ordinances and regulations. If Services performed by Lucent fail to meet the foregoing and if Customer notifies Lucent to that effect within a thirty (30) day period commencing on the of completion of the Service, Lucent will correct any defects and deficiencies in a timely manner and render a pro-rated refund or credit based on the original charge for the Services.

THIS SERVICES WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY SHALL BE LUCENT'S OBLIGATION TO MAKE CORRECTIONS AND RENDER A CREDIT OR REFUND AS SET FORTH ABOVE IN THIS WARRANTY. THIS EXCLUSIVE REMEDY SHALL NOT LIMIT CUSTOMER'S RIGHT TO BRING AN ACTION FOR BREACH OF CONTRACT INCLUDING BREACH OF THIS WARRANTY.

10. INSURANCE

Both parties shall maintain during the term of this Agreement the following insurance coverage: as well as all other insurance required by law in the jurisdictions where the work is performed: (1) Worker's Compensation and related insurance as required by law; and, (2) employer's liability insurance with a limit of at least five hundred thousand ($500,000.00) dollars for each

                                Lucent/KMC Proprietary
occurrence; (3) comprehensive general liability insurance, with a limit of at least one million ($1,000,000.00) dollars per occurrence; (4) comprehensive motor vehicle liability insurance with limits of at least one million ($1,000,000.00) dollars for bodily injury including death, to any one person, three hundred thousand ($300,000.00) dollars for each occurrence of property damage, and one million ($1,000,000.00) dollars for any one occurrence. Each party shall furnish the other prior to the start of the work, if requested by the other, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing risks.

11. LIMITATION OF LIABILITY

SUBJECT TO SECTION 11d BELOW, CUSTOMER'S EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF LUCENT, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS, AND ITS SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT, OR THE PERFORMANCE OF ANY SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, SHALL BE AS FOLLOWS:

(a) CUSTOMER'S REMEDIES AND LUCENT'S LIABILITY FOR TANGIBLE PROPERTY DAMAGE TO CUSTOMER'S PROPERTY AND FOR PERSONAL INJURY CAUSED BY LUCENT'S ACTS OR OMISSIONS SHALL BE LIMITED TO THE AMOUNT OF THE AWARDED DAMAGES TOGETHER WITH THE ACTUAL OUT-OF-POCKET COSTS AND EXPENSES INCURRED BY CUSTOMER IN CONNECTION WITH DEFENDING ANY CLAIMS OR ACTIONS BROUGHT AGAINST CUSTOMER AS A RESULT OF LUCENT'S LIABILITY HEREUNDER; PROVIDED, HOWEVER, THAT LUCENT SHALL ALSO BE LIABLE TO CUSTOMER FOR AWARDED PUNITIVE AND EXEMPLARY DAMAGES WHICH RESULT FROM LUCENT'S TORTIOUS CONDUCT;

(b) CUSTOMER'S REMEDIES AND LUCENT'S LIABILITY FOR THE PERFORMANCE OR NON-PERFORMANCE OF THE SERVICE(S) OR CLAIMS THAT IT DOES NOT CONFORM TO THE WARRANTY ARE LIMITED TO THE REMEDIES SET FORTH IN THE WARRANTY CLAUSE;

(c) CUSTOMER'S REMEDIES AND LUCENT'S LIABILITY FOR CLAIMS OTHER THAN AS SET FORTH ABOVE AND IN THE CLAUSE ENTITLED "INDEMNITY" WILL BE LIMITED TO THE AMOUNT OF THE DIRECT DAMAGES NOT TO EXCEED $1,000,000 INCLUDING COUNSEL FEES AND COSTS.

(d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, HOWEVER SUBJECT TO LUCENT'S LIABILITY FOR AWARDED PUNITIVE AND EXEMPLARY DAMAGES FOR TORTIOUS CONDUCT UNDER SECTION 11(a) ABOVE, NEITHER CUSTOMER NOR LUCENT, ITS AFFILIATES AND THEIR EMPLOYEES, AND AGENTS AND ITS SUPPLIERS SHALL BE LIABLE TO EACH OTHER, ANY OTHER PERSON OR COMPANY FOR SPECIAL, INDIRECT, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS ARISING OUT OF THE PROVISION OF THE SERVICES OR IN ANY WAY ARISING OUT OF THIS AGREEMENT, WHETHER IN AN ACTION ARISING OUT

                                Lucent/KMC Proprietary

OF BREACH OF CONTRACT, BREACH OF WARRANTY, DELAY, NEGLIGENCE, STRICT TORT LIABILITY, PATENT MATTERS OR ANY OTHER THEORY. THIS CLAUSE, 11 (d), SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY. EACH PARTY SHALL GIVE THE OTHER PROMPT WRITTEN NOTICE OF ANY CLAIM, ANY ACTION OR PRECEDING AGAINST EITHER PARTY MUST BE BROUGHT WITHIN TWENTY-FOUR (24) MONTHS AFTER THE SERVICES ARE RENDERED.

(e) NOTHING HEREIN SHALL BE CONSTRUED AS LIMITING EITHER PARTY'S RIGHT TO BRING AN ACTION TO ENFORCE THE EXPRESS PROVISIONS OF THIS AGREEMENT.


12. CUSTOMER'S RESPONSIBILITIES

Throughout the term of this Agreement, Customer agrees to:

(a) Follow all Lucent's or relevant equipment manufacturer's applicable installation, operation, administration, and maintenance instructions;

(b) Provide the proper environment, electrical, and telecommunications connections as reasonably specified by Lucent or relevant equipment manufacturer;

(c)Provide access at reasonable times to the Products to enable Lucent to perform Services; Reasonable prior notification will be given when access is required.

(d) Provide adequate communications facilities, workspace, and storage space for Lucent spare parts;

(e) Have their representative at the equipment location during any Lucent service activity on the premises. Customer or Lucent may be subject to additional incurred time and material charges if Customer fails to have a representative at the equipment location or fails to contact the other party within (30) minutes of the agreed time;

(f) Maintain a procedure external to the software program(s) and host computer for reconstruction of lost or altered files, data or programs to the extent deemed necessary by the Customer.

(g) Provide test equipment and maintenance documentation sufficient for maintenance of non- Lucent products that are listed in this Agreement; and,

(h) Assure that work done at the site by Customer or by others shall not unreasonably interfere with Lucent's performance of Services.

13. MOVES AND MODIFICATIONS

Customer may move or modify any Product being maintained, but must promptly notify Lucent in writing of such move or modification. Customer agrees to pay reasonably demonstrated

                                Lucent/KMC Proprietary
additional charges if the move or modification increases Lucent's costs or expenses of providing maintenance Services.

14. MAINTENANCE NOT COVERED

This Agreement does not cover maintenance services required to repair damages, malfunctions, or service failures caused by:

(a) Customer's failure to follow manufacturer relevant installation, operation or maintenance instructions;

(b) Failure of a host computer, or other equipment or software not maintained under this Agreement;

(c) Customer's abuse, misuse.

(d) Power failure or surges, lightning, fire, flood, pest damage, accident, actions of third parties and other events outside Lucent's reasonable control or not arising under normal operating conditions; and

(e) Maintenance repair performed by a party not authorized by Lucent.

Lucent may agree to perform such maintenance services on a time and materials basis.

15.  ASSIGNMENT

Except as provided below, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement (an "assignment"), without the other party's prior written consent. Such consent shall not be unreasonably withheld or delayed. Any attempted assignment in contravention of this shall be void and ineffective. Nothing shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party's use of such subcontractor shall not release the party from its obligations under this Agreement.


Notwithstanding the foregoing, nothing herein shall preclude an assignment by Customer, without the consent of Lucent, to an entity controlling, controlled by or under common control with, or which acquires or succeeds to ownership of substantially all of the assets and operations of Customer, or to its financing parties for collateral security purposes (a "Permitted Assignment") provided, however, that (a) a Permitted Assignment shall not include an assignment where Customer is in material breach or default of this Agreement at such time as Customer seeks to effectuate such assignment and such breach or default will not be cured immediately upon giving effect to such assignment; and (b) a Permitted Assignment shall not include an assignment by Customer to any party or entity who (1) in the reasonable opinion of Lucent, does not have sufficient financing in place or other financial resources sufficient to consummate the purchases contemplated under this Agreement, or (2) is a manufacturer of telecommunications products or a provider of related services in competition with Lucent. In no event shall a Permitted Assignment operate to diminish the rights (including, without limitation, relating to any purchase commitments) or increase the obligations of Lucent under, this Agreement or any existing agreement between

                                Lucent/KMC Proprietary

Lucent and the assignee for the procurement of Products, Licensed Materials, or Services available for procurement by Customer under this Agreement (a "Pre-Existing Agreement") or to supersede any such Pre-Existing Agreement. In the event of a Permitted Assignment to Customer's financing parties for collateral security purposes, Lucent shall, at no out-of-pocket cost to Lucent, cooperate with such parties in connection with the execution of collateral assignment documents which are reasonably and customary in connection with Customer's project financings.

For the purposes of this clause, the term "Agreement" includes this Agreement, any subordinate agreement placed under this Agreement and any order placed under this Agreement or subordinate agreement.

16. NONWAIVER

No waiver of the terms and conditions of this Agreement, or the failure of either party strictly to enforce any such term or condition on one or more occasions shall be construed as a waiver of the same or of any other term or condition of this Agreement on any other occasion.

17. RELEASES VOID

Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both parties agree that no such releases or waiver shall be pleaded by them or third persons in any action or proceeding.

18. APPLICABLE LAWS

The construction and interpretation of, and the rights and obligations of the parties pursuant to, this Agreement shall be governed by the laws of the State of New York without reference the conflicts of law provisions. The parties further agree to the jurisdiction of New York courts.

19. SURVIVAL OF OBLIGATIONS

The parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

20. TERMINATION FOR CAUSE

Either party may terminate this Agreement if the other fails to perform or observe any material term or condition of this Agreement and such failure shall continue unremedied for thirty (30) calendar days after receipt of written notice thereof. Neither party shall terminate this Agreement as result of a dispute related to this Agreement if such dispute has been referred to arbitration pursuant to Section 24, Arbitration, until such dispute has been finally settled.

21. AUTHORIZED CUSTOMER CONTACTS

Only authorized Customer contacts listed in this Agreement shall contact the Lucent Designated Support Center. Customer may change its authorized contact(s) upon ten (10) days prior written notice to Lucent Customer hereby grants authority to its authorized contacts to incur on its behalf

                                Lucent/KMC Proprietary

Call-Out, Out-of-Coverage Hour charges, or Consultation Services which will be billed to the Customer's Purchase Order identified in the Service Agreement, unless otherwise provided.

22. NOTICES

All notices under this Agreement shall be in writing (except for requests for services) and shall be addressed to the addresses set forth at the beginning of this Agreement or to such other address as either party may designate by notice pursuant hereto and whose telephone and facsimile numbers are listed below. Such notices shall be deemed to have been given when received.

If to Customer:                         With copy to:

KMC Telecom Inc.                        Kelley Drye & Warren  LLP
Chief Financial Officer                 Anne Falvey, Esq.
1545 Route 206,  Suite 300              101 Park Avenue
Bedminster, New Jersey 07921            New York, New York 10178

If to Lucent:                           With copy to:

Lucent Technologies Inc                 Lucent Technologies Inc
Contract Management, Network Systems    Mr. J. Michael Hartnett
I-85 & Mt. Hope Church Road             Law Department
McLeansville, North Carolina 27301      283 King George Road
                                        Warren, New Jersey 07059


23. HAZARDOUS MATERIALS/CONDITIONS

The Customer has the responsibility to inform, identify, correct, mark, monitor, remove, and/or dispose of any hazardous materials or conditions prior to start of on-site Service, If hazardous materials or conditions are found to affect provision of Services, work stoppage or delay will occur until the site is no longer injurious to Lucent's employees. Customer may be billed for additional work effort or expenses arising out of such work stoppage or delay.

24.  ARBITRATION:

If a dispute arises out of or relates to this Agreement, or its breach, the parties agree to submit the dispute to arbitration governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. Any such arbitration shall proceed before three (3) arbitrators. The party invoking arbitration (the "Claimant Party") shall notify the other party (the "Respondent Party") in writing (i) setting forth its basic position in the dispute, (ii) requesting the Respondent Party promptly to appoint its arbitrator and to notify the Claimant Party of such person's identity. The Respondent Party shall within thirty (30) days thereafter appoint its own arbitrator and immediately advise the Claimant Party in writing of the identity of the arbitrator. If the Respondent Party has not notified the Claimant Party within the thirty (30) days of the identity and appointment of its arbitrator, such arbitrator shall thereupon, at the request of the Claimant Party, be promptly appointed in accordance with the rules of the U.S. Arbitration Act.

                                Lucent/KMC Proprietary

The two (2) arbitrators so appointed shall, within fifteen (15) calendar days after the date as of which they have both been identified, select any person agreeable to both of them to serve as the third arbitrator and chairman. If the two (2) arbitrators appointed on behalf of the respective parties fail to agree, as provided above, such third arbitrator shall promptly be appointed in accordance with said rules. The arbitrators may determine issues of arbitrability, but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement. The parties, their representatives, other participants and the arbitrators shall hold the existence, content and result of arbitration in confidence.

25. INDEMNITY

Each party agrees to indemnify, defend and hold harmless the other party, any of its affiliated companies, and all of their respective directors, officers, employees, agents, representatives, servants, successors and assigns ("Indemnitees"), from and against all actions, causes of action, claims, administrative proceedings, and demands, and all losses, liabilities, judgments, decrees, fines, penalties, damages, obligations, expenses, amounts paid in settlement and investigation and costs and charges of any kind, including but not limited to, attorney's and investigation fees, including such fees incurred to enforce this clause (collectively, "Claims"), relating in any way whatsoever to, or arising from the following:

     (1) any Claims involving any failure by indemnifying party or any of its affiliates to comply with any law, statute, code, ordinance, regulation, rule or order of any governmental or quasi-governmental body, in the performance of either party's responsibility under this Agreement;

     (2) any Claims on account of (i) injury to or death of persons or (ii) damages to or loss of real or tangible personal property arising directly or indirectly out of indemnifying party's acts or omissions under this Agreement;

     (3) all taxes and fees, penalties and interest payable thereon, payable by indemnifying party in connection with this Agreement;

     (4) claims against Lucent relating to all laborers', mechanics' or materialmen's liens upon Customer's facilities and/or any property of Customer arising out of Services performed by Seller or by its subcontractors in connection with this Agreement.



26. EXECUTION IN COUNTERPARTS

This Agreement may be executed in counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but both the counterparts shall together constitute one and the same instrument. All signatures need not appear on the same counterpart.

27.  SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable, such holding shall not affect the remaining provisions of this Agreement, it being the intent of the parties that the rights and obligations therein shall continue despite, or to the extent not affected by, such holding.

                                Lucent/KMC Proprietary

28. ENTIRE AGREEMENT

The terms and conditions contained in this Agreement including all Appendices listed below, supersede all prior oral or written understandings between the parties with respect to the subject matter thereof and constitute the entire agreement of the parties with respect to such subject matter. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of both parties.

Appendix A     Statement of Work
Appendix B     Definitions Statement of Work
Appendix C     Non-Lucent Products


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) indicated.


LUCENT TECHNOLOGIES INC.                KMC TELECOM INC.


By:  Thomas C. Gaddy                    By: Cynthia Worthman
--------------------------              ---------------------------
PRINTED                                 PRINTED


/s/ Thomas Guddy                        /s/ Cynthia Worthman
--------------------------              ---------------------------
SIGNED                                  SIGNED


Sales Director                          Chief Financial Officer and Secretary
TITLE                                   TITLE

September 18, 1997                      September 16, 1997
DATE                                    DATE

                                Lucent/KMC Proprietary

                                      APPENDIX B

                                     DEFINITIONS


CALL-OUT SERVICES: A) When requested by Customer, Call-Out Services are provided on an availability basis and are billed at the rates identified in Appendix A,
Section 2. B) Rates are measured from the start of remote diagnostic assistance or from time of dispatch until return to point of dispatch. C) Minimum billing requirements apply and are identified in Appendix A, Section 2.

ADDITIONAL OPERATIONS SERVICES: Diagnostic assistance provided from product or system specialists. Charges for Additional Operations Services are billed at the rates identified in Appendix A, Section 2. Minimum charges for remote diagnostics (voice or modem) are billed at the rates identified in Appendix A,
Section 2. If on-site visitation is required, minimum charges are billed for eight hours plus incurred travel and living expenses.

EFFECTIVE DATE means the date that the Agreement is executed by the parties.

PRODUCT means systems and equipment provided by Lucent or other manufacturers for which Lucent is providing Services hereunder; other manufacturers' products are identified in Appendix C attached hereto.

                                Lucent/KMC Proprietary

                                      APPENDIX C

                                 NON-LUCENT PRODUCTS



     MANUFACTURER                       DESCRIPTION

     Fujitsu                            FLM150 ADM
     Fujitsu                            FLM600 ADM
     Fujitsu                            FLM2400 ADM
     Fujitsu                            FLM6 ADM
     Tellabs                            Titan 5500S
     Telcom     Solutions               DCD - LPR   GPS Timing Receiver
     Telcom Solutions                   DCD 523
     Cumming Onan Power Plant           Backup Generator with Automatic
                                        Transfer Switch



                                Lucent/KMC Proprietary
                                         -13-